UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2024

KBS GROWTH & INCOME REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-56050	47-2778257

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Item 2.03 regarding the Modified Term Loan is incorporated herein by reference.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Termination of Purchase and Sale Agreement for Sale of The Offices at Greenhouse

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 12, 2024 (the “Prior 8-K”), KBS Growth & Income REIT, Inc. (the “Company”), through an indirect wholly owned subsidiary (the “Owner”), entered into a purchase and sale agreement and escrow instructions (the “Sale Agreement”) for the sale of The Offices at Greenhouse to Red River Asset Management, LLC (the “Purchaser”). The Offices at Greenhouse is a five-story Class A office building containing 203,284 rentable square feet located on approximately 4.6 acres of land in Houston Texas originally acquired by the Company on November 14, 2016.

On May 22, 2024, the Purchaser defaulted on its obligation to purchase the Offices at Greenhouse when it failed remit the balance of the purchase price required for closing. Accordingly, the Sale Agreement was terminated. As a result, the Purchaser forfeited approximately $0.8 million of earnest money deposited in connection with the sale.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Modified Term Loan

On May 31, 2024, the Owner, as borrower under the Modified Term Loan, which is secured by the Offices at Greenhouse, entered into a fifth modification agreement (the “Fifth Modification Agreement”) with JP Morgan Chase Bank, N.A. (the “Lender”). The Fifth Modification Agreement (i) extends the maturity date of the Modified Term Loan to August 31, 2024, (ii) confirms that the discounted payoff agreement, as described in the Prior 8-K, is terminated on its terms as the sale of the Offices at Greenhouse failed to close by May 31, 2024, and (iii) the earnest money received by the Owner following the termination of the Sale Agreement shall be remitted to the Lender, less certain costs and expenses incurred by the Owner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS GROWTH & INCOME REIT, INC.

Dated: June 4, 2024	BY:	/s/ Jeffrey K. Waldvogel

Jeffrey K. Waldvogel

Chief Financial Officer, Treasurer and Secretary